EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference in the Registration Statements (No. 333-88438, No. 333-35087, No. 333-35165, No. 333-39153, No.
333-39249,  No. 33-44851,  No. 333-35085 and No. 333-35175) on Form S-8 and (No.
333-88478,  No.  333-42315,  No.  333-44439  and No.  333- 39381) on Form S-3 of
Pioneer Natural Resources Company and the related Prospectuses of the reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2002 of Pioneer Natural Resources Company and its subsidiaries, filed with the Securities and Exchange Commission.


                                  NETHERLAND, SEWELL & ASSOCIATES, INC.


                                  By:  Frederic D. Sewell
                                       --------------------------------------
                                       Frederic D.  Sewell
                                       Chairman and Chief Executive Officer


Dallas, Texas
February 17, 2003



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